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As filed with the Securities and Exchange Commission on April 26, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Silicon Valley Bancshares
(Exact name of registrant as specified in its charter)

Delaware	91-1962278
(State of Incorporation)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, California 95054
(Address of principal executive offices)

1997 Equity Incentive Plan
(Full title of the plans)

Kenneth P. Wilcox
Chief Executive Officer
SILICON VALLEY BANCSHARES
3003 Tasman Drive, Santa Clara, California 95054
(408) 654-7400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

A. Catherine Ngo, Esq.
Silicon Valley Bancshares
3003 Tasman Drive
Santa Clara, California 95054
(408) 654-7400

Thomas Z. Reicher, Esq.
COOLEY GODWARD LLP
One Maritime Plaza
Twentieth Floor
San Francisco, California 94111
(415) 693-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Stock Options and Common Stock (par value $.001)	2,000,000 shares	$24.33	$48,660,000	$12,165.00

(1)
This Registration statement shall cover any additional shares of common stock which become issuable under the Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding common stock.
(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on April 20, 2001 as reported on the Nasdaq National Market.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8 NO. 33-28185 AND THE POST
EFFECTIVE AMENDMENT NO. 1 THERETO AND THE CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8 NO. 333-39680.

    The contents of Registration Statement on Form S-8 No. 33-28185 filed with the Securities and Exchange Commission on May 30, 1997 and Post Effective Amendment No. 1 to Form S-8 No. 33-28185 filed with the Securities and Exchange Commission on April 28, 1999, and the contents of Registration Statement on Form S-8 No. 333-39680 filed with the Securities and Exchange Commission on June 20, 2000 are incorporated by reference herein.

EXHIBITS

Exhibit Number
5.1	Opinion of Cooley Godward LLP
23.1	Consent of KPMG LLP
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
24.1	Power of Attorney is contained on the signature pages.
99.1	1997 Equity Incentive Plan, as amended as of April 19, 2001.
99.2	Form of Stock Option Agreements used in connection with the 1997 Equity Incentive Plan (1)

(1)
Filed as an exhibit with the Company's Proxy Statement for the 1997 Annual Meeting of Shareholders on April 17, 1997, and incorporated herein by reference.

1

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on April 24, 2001.

SILICON VALLEY BANCSHARES
By:	/s/ Kenneth P. Wilcox Kenneth P. Wilcox President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A. Catherine Ngo, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kenneth P. Wilcox KENNETH P. WILCOX	President, Chief Executive Officer and Director (Principal Executive Officer)	April 24, 2001
/s/ Christopher T. Lutes CHRISTOPHER T. LUTES	Chief Financial Officer (Principal Financial and Accounting Officer)	April 24, 2001
/s/ John C. Dean JOHN C. DEAN	Chairman of the Board	April 24, 2001
/s/ Gary K. Barr GARY K. BARR	Director	April 24, 2001
/s/ James F. Burns, Jr. JAMES F. BURNS, JR.	Director	April 24, 2001
/s/ Alex W. Hart ALEX W. HART	Director	April 24, 2001
/s/ Stephen E. Jackson STEPHEN E. JACKSON	Director	April 24, 2001
/s/ Daniel J. Kelleher DANIEL J. KELLEHER	Director	April 24, 2001
/s/ James R. Porter JAMES R. PORTER	Director	April 24, 2001
/s/ Michaela K. Rodeno MICHAELA K. RODENO	Director	April 24, 2001

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EXHIBIT INDEX

Exhibit Number	Description	Sequential Page Numbers
5.1	Opinion of Cooley Godward LLP
23.1	Consent of KPMG LLP
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
24.1	Power of Attorney is contained on the signature pages.
99.1	1997 Equity Incentive Plan
99.2	Form of Stock Option Agreement used in connection with the 1997 Equity Incentive Plan (1)

(1)
Filed as an exhibit with the Company's Proxy Statement for the 1997 Annual Meeting of Shareholders on April 17, 1997, and incorporated herein by reference.

3

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INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8 NO. 33-28185 AND THE POST EFFECTIVE AMENDMENT NO. 1 THERETO AND THE CONTENTS OF REGISTRATION STATEMENT ON FORM S-8 NO. 333-39680.
EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX